EXHIBIT 21
FRANKLIN ELECTRIC CO., INC.
SUBSIDIARIES OF THE REGISTRANT

Subsidiary	State or Country of Organization	Percent of Voting Stock Owned
Advanced Polymer Technology, Inc.	Michigan	100
Cookson & Zinn (PTL) Limited	United Kingdom	100
Coverco S.r.l.	Italy	100
Denorco (Proprietary) Limited	South Africa	100
EBW, Inc.	Michigan	100
FE Latin America B.V.	Netherlands	100
FELE C.V.	Netherlands	100
Franklin Electric (Australia) Pty. Ltd.	Australia	100
Franklin Electric (Botswana) Pty Ltd	Botswana	100
Franklin Electric B.V.	Netherlands	100
Franklin Electric Canada, Inc.	Canada	100
Franklin Electric (Chile) Ltda	Chile	100
Franklin Electric Europa GmbH	Germany	100
Franklin Electric Germany Holding GmbH	Germany	100
Franklin Electric Holding B.V.	Netherlands	100
Franklin Electric Industria de Motobombus SA	Brazil	100
Franklin Electric International, Inc.	Delaware	100
Franklin Electric International Indiana LLC	Indiana	100
Franklin Electric Manufacturing LLC	Indiana	100
Franklin Electric Products (Proprietary) Ltd.	South Africa	100
Franklin Electric Properties (Proprietary) Ltd.	South Africa	100
Franklin Electric Sales LLC	Indiana	100
Franklin Electric (SEA) Pty. Ltd.	Singapore	100
Franklin Electric (South Africa) Pty. Ltd.	South Africa	100
Franklin Electric spol s.r.o.	Czech Republic	100
Franklin Electric Subsidiaries, LLC	Indiana	100
Franklin Electric (Suzhou) Co., Ltd.	China	100
Franklin Electric Trading (Shanghai) Co., Ltd.	China	100
Franklin Fueling Sistemas de Combustiveis Ltda	Brazil	100
Franklin Fueling Systems (Beijing) Trading Company Ltd.	China	100
Franklin Fueling Systems France SARL	France	100
Franklin Fueling Systems, GmbH	Germany	100
Franklin Fueling Systems, Inc.	Indiana	100
Franklin Fueling Systems Ltd.	United Kingdom	100
Impo Motor Pompa Sanayi ve Ticaret A.S.	Turkey	80
Intelligent Controls, Inc.	Maine	100
Little Giant Pump Company LLC	Oklahoma	100
Motores Electricos Sumergibles De Mexico S. de R.L.	Mexico	100
Motores Franklin S.A. de C.V.	Mexico	100
Motori Sommersi Riavvolgibili S.r.l.	Italy	75

PetroTechnik Inc.	Delaware	100
PetroTechnik India Private Limited	India	100
Pump Brands Pty Ltd	South Africa	100
Servicios de MESMEX de SRL	Mexico	100
Vertical S.p.A.	Italy	100